Exhibit 23

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We hereby consent to the use in this Form 10-KSB of our report dated October 24, 2004, relating to the financial statements of Delek Resources, Inc..

Jewett, Schwartz, & Associates
CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates
Hollywood, FL
October 29, 2004